EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

RehabCare Group, Inc:

We consent to the incorporation by reference in the registration statement No. 33-43236 on Form S-8, registration statement No. 33-67944 on Form S-8, registration statement No. 33-82106 on Form S-8, registration statement No. 33-82048 on Form S-8, registration statement No. 333-11311 on Form S-8, registration statement No. 333-120005 on Form S-8, and registration statement No. 333-138628 on Form S-8 of RehabCare Group, Inc. of our reports dated March 13, 2007, with respect to the consolidated balance sheets of RehabCare Group, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of RehabCare Group, Inc.

Our report dated March 13, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states RehabCare Group, Inc. excluded the recent acquisitions of the assets of Symphony Health Services, LLC (Symphony), Solara Hospital of New Orleans (Solara) and Memorial Rehabilitation Hospital (Memorial), which were acquired in purchase acquisitions during 2006. Our audit of internal control over financial reporting of RehabCare Group, Inc. also excluded an evaluation of the internal control over financial reporting of Symphony, Solara, and Memorial.

Our report dated March 13, 2007 on the consolidated financial statements makes reference to our reliance on the report of other auditors as it relates to the amounts included for InteliStaf Holdings, Inc. and subsidiaries as of and for the year ended December 31, 2005. In addition, our report refers to the adoption of Statement of Financial Accounting Standard No. 123(R), Share Based-Payment, effective January 1, 2006.

/s/ KPMG LLP

St. Louis, Missouri

March 13, 2007